UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2004

LEFT RIGHT MARKETING TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-09047	02-0314487
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

585 West 500 South #180 Bountiful, Utah	84010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including are code: (801) 244-4405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 8, 2005, the Company entered into a Rescission Agreement with Richard Michael "Mick" Hall, former Chief Executive Officer, President and the sole Director of the Company, and CrazyGrazer.com, ("Crazy Grazer") a Limited Liability Company (formerly Crazy Grazer LLC), and a wholly-owned subsidiary of the Company, to rescind the merger that closed on April 26, 2004. Pursuant to the Rescission Agreement, 950,000 shares of the Company's Series A Convertible Preferred Stock issued to Mr. Hall as full consideration for Crazy Grazer were returned to the Company for cancellation. The rescission shall have the effect of placing the Company in the position it was in prior to the Merger. A copy of the Rescission Agreement is attached hereto as Exhibit 10-1.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 31, 2004, the Company entered into an Acquisition Agreement and Plan of Merger with, Left Right Marketing & Technology, Inc., a wholly-owned subsidiary of the Company and Crazy Grazer. The transaction was described more fully in the Company's Report on Form 8-K dated April 2, 2004.

Effective March 8, 2005, the parties to the Agreement, entered into a Mutual Rescission Agreement as referenced above in Item 1.01.

Pursuant to the Rescission Agreement, the liabilities and assets of Crazy Grazer that existed at the time of the Merger and as existed as of the closing of the Recession Agreement , shall remain the liabilities and assets of Crazy Grazer. The audited balance sheet of Crazy Grazer filed on Form 8-K/A on July 8, 2004, listed the asset of Crazy Grazer as of December 31, 2003, as $281,484 and the liabilities as $1,442,192.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant

On February 16, 2005, Richard M. "Mick" Hall, the Company's sole officer and director, sold 15,000,000 shares of the Company's common stock owned by Mr. Hall to S. Matthew Schultz, our recently appointed President, for $80,000 in cash. The shares sold by Mr. Hall to Mr. Schultz, together with Mr. Schultz's current holdings, represent 29% of the Company's issued and outstanding shares of common stock.

Mr. Schultz used his personal funds for the purchase of the shares from Mr. Hall.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Directors and Officer

On December 20, 2004, Eugene "Rock" Newman resigned as Chairman of the Board of the Company to pursue other opportunities. Mr. Newman's resignation was not a result from any disagreement with the Company or management.

On February 16, 2005, Richard Michael "Mick" Hall, resigned from the Company's board of directors and as President, and Heather M. Hall resigned as Secretary and Treasurer.

(c) Appointment of Officers

S. Matthew Schultz

On February 16, 2005 concurrent with Mr. Hall's resignation, Mr. Schultz was appointed President of the Company.

From April of 2003 to Present, Mr. Schultz has been President of Wexford Capital Ventures, Inc., a Utah based strategic financial consulting firm. Mr. Schultz has been instrumental in creating successful investor awareness campaigns for numerous publicly traded companies, and assisted in private placement offerings in both the United States and abroad. From 1999 to 2003, Mr. Schultz was the Chairman of Pali Financial Group, Inc., an investment banking firm specializing in small cap securities. Mr. Schultz also served as the vice-president of the Utah Consumer Lending Association during 1998-1999.

Lawrence S. Schroeder

On February 16, 2005, Lawrence S. Schroeder was appointed Secretary and Treasurer of the Company.

From 1992 to Present, Mr. Schroeder works as a private consultant to hospitality and other industries. Clients include the NFL, NASCAR, MLB, NHL and their officially licensed consumer products. Mr. Schroeder is a Director for Responsive Marketing & Communications which was the official marketing agency of record for the 1996 Olympic Games. Mr. Schroeder is also Chairman and CEO of New World Entertainment which is a joint venture partner with Fortune Brands, specifically Jim Beam brands worldwide, developer of "Jim Beam Roadhouse" concept in Europe.

(d) Election of New Directors

On February 16, 2005, the board of directors elected S. Matthew Schultz and Lawrence S. Schroeder as members to the Company's board of directors.

Section 8 - Other Events

Item 8.01 Other Events

On February 16, 2005, the Company changed its principle address to 585 West 500 South #180, Bountiful, UT 84010. The Company's phone number is 801-244-4405.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title of Description
10-1	Rescission Agreement dated March 8, 2005 between Left Right Marketing Technology, Inc., Mick Hall and CrazyGrazer.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT RIGHT MARKETING TECHNOLOGY, INC.

By: /s/ S. Matthew Schultz

S. Matthew Schultz, President

Date: March 22, 2005